       As filed with the Securities and Exchange Commission on January 6, 1997
                                               Registration No. 333-
-------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549
                                       --------

                                       Form S-8
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                       --------

                                   AMR CORPORATION
                (Exact Name of Registrant as Specified in Its Charter)

                 Delaware                                 75-1825172
       (State or Other Jurisdiction                    (I.R.S. Employer
            of Incorporation)                        Identification No.)

                              4333 Amon Carter Boulevard
                               Fort Worth, Texas 76155
                      (Address of  Principal Executive Offices)

                                    AMR CORPORATION
                               PILOTS STOCK OPTION PLAN
                                 (Full Title of Plan)
                                       --------

                                Anne H. McNamara, Esq.
                       Senior Vice President and General Counsel
                                   AMR Corporation
                              4333 Amon Carter Boulevard
                               Fort Worth, Texas 76155
                                    (817) 963-1234
                 (Name and Address including Zip Code, and Telephone
                  Number, including Area Code, of Agent for Service)

                           CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------
                                             Proposed
Title of Securities           Amount          Maximum            Proposed          Amount of
      to be                    to be     Offering Price per  Maximum Aggregate    Registration
   Registered              Registered(1)      Share(2)      Offering Price (1)(2)    Fee(2)
----------------------------------------------------------------------------------------------
Common Stock, par
 value $1.00 per share   5,750,000 shares      $86.44           $497,030,000        $150,615
----------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------

(1) There are also registered hereby such indeterminate number of shares of Common Stock as may be issuable by reason of operation of anti-dilution provisions of the Pilots Stock Option Plan described herein.

(2) Calculated pursuant to Rule 457(h), based on the average of the high and low prices of AMR Corporation Common Stock on January 3, 1997, as reported in a summary of composite transactions for securities listed on the New York Stock Exchange.

                                       PART I

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 1.  PLAN INFORMATION.*

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

    * Information required by Part 1 to be contained in the Section 10(a) prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended, and the Note to Part 1 of Form S-8.

                                       PART II

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

    The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this registration statement.

         (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995 filed with the Commission pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         (2) The Registrant's Quarterly Report on Form 10-Q, as amended by the Registrant's Amendment to Quarterly Report on Form 10-Q/A, for the quarter ended March 31, 1996 filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

         (3) The Registrant's Current Report on Form 8-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act on April 17, 1996.

         (4) The Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996 filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

         (5) The Registrant's Current Report on Form 8-K filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act on July 8, 1996.

         (6) The Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1996 filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act.

         (7) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-B, as filed with the Commission on September 29, 1982.

    In addition, all documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

    Anne H. McNamara has rendered an opinion as to the legality of the Common Stock being registered hereby. Mrs. McNamara is the Senior Vice President and General Counsel of the Registrant.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") provides that a Delaware corporation may indemnify directors and officers and certain other individuals against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by any such person in connection with any threatened, pending or completed action, suit or proceeding (other than action by or in the right of the corporation) in which such person is involved because such person is a director or officer of the corporation, if such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe that such person's conduct was unlawful. No indemnification shall be made to an officer or director or other qualified individual if such person shall have been adjudged to be liable to the corporation unless such person acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interest of the corporation and only to the extent the Court of Chancery of the State of Delaware or the court in which such action or suit was brought, determines that despite the adjudication of liability such person is fairly and reasonably entitled to such indemnification. If such person is successful on the merits or otherwise in defense of any action, then Section 145 provides that such person shall be indemnified against expenses including attorneys' fees actually and reasonably incurred by that person in connection therewith. Section 102(b)(7) of the DGCL provides that the liability of a director may not be limited or eliminated for the breach of such director's duty of loyalty to the corporation or its stockholders, for such director's intentional acts or omissions not in good faith, for such director's concurrence in or vote for an unlawful payment of a dividend or unlawful stock purchase or redemption or for any improper personal benefit derived by the director from any transaction.

    The Registrant's Bylaws provide that the Registrant will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director or officer of the Registrant, or is or was serving or has agreed to serve at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. The Registrant's Bylaws further provide that the Registrant may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become an employee or agent of the Registrant, or is or was serving or has agreed to serve at the request of the Registrant as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

    The indemnification referred to in the preceding paragraph will be from and against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee or on his behalf in connection with such action, suit or proceeding and any appeal therefrom. However, such indemnification will only be provided if the indemnitee acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Notwithstanding the preceding two sentences, in the case of an action or suit by or in the right of the Registrant to procure a judgment in its favor (a) the indemnification referred to in this paragraph will be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (b) no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to the Registrant unless, and only to the extent that, the Delaware Court of Chancery or the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court deems proper. To the extent that a director, officer, employee or agent of the Registrant has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, he will be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding will be paid by the Registrant in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Registrant. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

    The indemnification described in the preceding two paragraphs will not be deemed exclusive of any other rights to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent and will inure to the benefit of the heirs, executors and administrators of such a person.

    The Registrant will purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against, and incurred by, him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the provisions of the Bylaws; provided, however, that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the board of directors of the Registrant.

ITEM 8.  EXHIBITS.

4.1   AMR Corporation Pilots Stock Option Plan

5.1 Opinion of Anne H. McNamara, Senior Vice President and General Counsel of the Registrant.

23.1  Consent of Ernst & Young LLP.

23.2  Consent of Anne H. McNamara (included as part of Exhibit 5.1)

24.1  Powers of Attorney

ITEM 9.  UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

    PROVIDED, HOWEVER, that the undertakings set forth in paragraphs (1)(i) and
    (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirement for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on this 3rd day of January, 1997.

                                  AMR CORPORATION


                                  By:  /s/ ANNE H. MCNAMARA
                                       -----------------------------------------
                                       Anne H. McNamara
                                       Senior Vice President and General Counsel


    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


       Signatures                        Title                        Date
       ----------                        -----                        ----

           *                    Chairman of the Board,           January 3, 1997
------------------------        President and Chief
ROBERT L. CRANDALL              Executive Officer (Principle
                                Executive Officer)

           *                    Senior Vice President and        January 3, 1997
------------------------        Chief Financial Officer
GERARD J. ARPEY                 (Principal Financial and
                                Accounting Officer)

           *                    Director                         January 3, 1997
------------------------
DAVID L. BOREN

           *                    Director                         January 3, 1997
------------------------
EDWARD A. BRENNAN

           *                    Director                         January 3, 1997
------------------------
ARMANDO M. CODINA

           *                    Director                         January 3, 1997
------------------------
CHRISTOPHER F. EDLEY

           *                    Director                         January 3, 1997
------------------------
CHARLES T. FISHER, III

           *                    Director                         January 3, 1997
------------------------
EARL G. GRAVES

           *                    Director                         January 3, 1997
------------------------
DEE J. KELLY

           *                    Director                         January 3, 1997
------------------------
ANN D. McLAUGHLIN

           *                    Director                         January 3, 1997
------------------------
CHARLES H. PISTOR, JR.

           *                    Director                         January 3, 1997
------------------------
JOE M. RODGERS

           *                    Director                         January 3, 1997
------------------------
MAURICE SEGALL



*By: /s/ CHARLES D. MARLETT
    -----------------------
      Charles D. MarLett
      Attorney-in-Fact

                                  EXHIBIT INDEX

                                                                   Sequentially
Exhibit Number        Description of Exhibit                       Numbered Page
--------------        ----------------------                       -------------

     4.1              AMR Corporation Pilots Stock Option Plan           9

     5.1              Opinion of  Anne H. McNamara, Senior
                      Vice President and General Counsel of
                      the Registrant                                    15

    23.1              Consent of Ernst & Young LLP                      16

    23.2              Consent of Anne H. McNamara
                      (included in Exhibit 5.1)

    24.1              Powers of Attorney                                17